================================================================================




                           REVOLVING CREDIT AGREEMENT
                                   (2002-1G-1)


                           DATED AS OF MARCH 25, 2002

                                     BETWEEN

                            WILMINGTON TRUST COMPANY,

                             AS SUBORDINATION AGENT,
                          AS AGENT AND TRUSTEE FOR THE
                CONTINENTAL AIRLINES PASS THROUGH TRUST 2002-1G-1

                                   AS BORROWER

                                       AND

                    LANDESBANK HESSEN-THURINGEN GIROZENTRALE

                          AS PRIMARY LIQUIDITY PROVIDER


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                                   RELATING TO

                CONTINENTAL AIRLINES PASS THROUGH TRUST 2002-1G-1
    USD 3-MONTH LIBOR + 0.45% CONTINENTAL AIRLINES PASS THROUGH CERTIFICATES,
                                SERIES 2002-1G-1


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I  DEFINITIONS ........................................................1
     Section 1.01.  Certain Defined Terms......................................1

ARTICLE II  AMOUNT AND TERMS OF THE COMMITMENT.................................8
     Section 2.01.  the Advances...............................................8
     Section 2.02.  Making the Advances........................................8
     Section 2.03.  Fees......................................................10
     Section 2.04.  Adjustments or Termination of the Maximum Commitment......10
     Section 2.05.  Repayments of Interest Advances or the Final Advance......10
     Section 2.06.  Repayments of Provider Advances...........................11
     Section 2.07.  Payments to the Primary Liquidity Provider Under
                    the Intercreditor Agreement ..............................12
     Section 2.08.  Book Entries..............................................12
     Section 2.09.  Payments From Available Funds Only........................12
     Section 2.10.  Extension of the Expiry Date; Non-extension Advance.......13
     Section 2.11.  Right to Further Extend Expiry Date.......................13

ARTICLE III  OBLIGATIONS OF THE BORROWER......................................13
     Section 3.01.  Increased Costs...........................................13
     Section 3.02.  Capital Adequacy..........................................14
     Section 3.03.  Payments Free of Deductions...............................15
     Section 3.04.  Payments..................................................16
     Section 3.05.  Computations..............................................16
     Section 3.06.  Payment On Non-business Days..............................17
     Section 3.07.  Interest..................................................17
     Section 3.08.  Replacement of Borrower...................................18
     Section 3.09.  Funding Loss Indemnification..............................18
     Section 3.10.  Illegality................................................19

ARTICLE IV  CONDITIONS PRECEDENT..............................................19
     Section 4.01.  Conditions Precedent to Effectiveness of Section 2.01.....19
     Section 4.02.  Conditions Precedent to Borrowing.........................21

ARTICLE V  COVENANTS..........................................................21
     Section 5.01.  Affirmative Covenants of the Borrower.....................21
     Section 5.02.  Negative Covenants of the Borrower........................22

ARTICLE VI  LIQUIDITY EVENTS OF DEFAULT.......................................22
     Section 6.01.  Liquidity Events of Default...............................22

ARTICLE VII  MISCELLANEOUS....................................................23
     Section 7.01.  Amendments, Etc...........................................23


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                                                                            PAGE

     Section 7.02.  Notices, Etc..............................................23
     Section 7.03.  No Waiver; Remedies.......................................24
     Section 7.04.  Further Assurances........................................24
     Section 7.05.  Indemnification; Survival of Certain Provisions...........24
     Section 7.06.  Liability of the Primary Liquidity Provider...............24
     Section 7.07.  Costs, Expenses and Taxes.................................25
     Section 7.08.  Binding Effect; Participations............................25
     Section 7.09.  Third Party Beneficiary...................................27
     Section 7.10.  Severability..............................................27
     Section 7.11.  GOVERNING LAW.............................................27
     Section 7.12.  Submission to Jurisdiction; Waiver of Jury Trial;
                    Waiver of Immunity .......................................27
     Section 7.13.  Execution in Counterparts.................................28
     Section 7.14.  Entirety..................................................28
     Section 7.15.  Headings..................................................28
     Section 7.16.  Transfer..................................................28
     Section 7.17.  PRIMARY LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES..28

ANNEX I                 Interest Advance Notice of Borrowing

ANNEX II                Non-Extension Advance Notice of Borrowing

ANNEX III               Downgrade Advance Notice of Borrowing

ANNEX IV                Final Advance Notice of Borrowing

ANNEX V                 Notice of Termination

ANNEX VI                Notice of Replacement Subordination Agent

Schedule 1              Capped LIBOR

                     REVOLVING CREDIT AGREEMENT (2002-1G-1)

            This REVOLVING CREDIT AGREEMENT (2002-1G-1) dated as of March
25, 2002, between WILMINGTON TRUST COMPANY, a Delaware corporation, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement (each as defined below), as agent and trustee for the Class G-1 Trust (as defined below) (the "BORROWER"), and LANDESBANK HESSEN-THURINGEN GIROZENTRALE, a public-law banking institution organized under the laws of Germany (the "PRIMARY LIQUIDITY PROVIDER").



                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, pursuant to the Class G-1 Trust Agreement (such term and all other capitalized terms used in these recitals having the meanings set forth or referred to in Section 1.01), the Class G-1 Trust is issuing the Class G-1 Certificates; and

            WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class G-1 Certificates in accordance with their terms, has requested the Primary Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder.

            NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Certain Defined Terms. (a) DEFINITIONS. As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following capitalized terms shall have the following respective meanings for all purposes of this Agreement:

            "ADDITIONAL COST" has the meaning assigned to such term in Section 3.01.

            "ADVANCE" means an Interest Advance, a Final Advance, a Provider Advance or an Applied Provider Advance, as the case may be.

            "APPLICABLE LIQUIDITY RATE" has the meaning assigned to such term in
      Section 3.07(g).

            "APPLICABLE MARGIN" means (x) with respect to any Unpaid Advance or Applied Provider Advance, 1.50% per annum, or (y) with respect to any Unapplied Provider Advance, the rate per annum specified in the Fee Letter.

            "APPLIED DOWNGRADE ADVANCE" has the meaning assigned to such term in
      Section 2.06(a).

            "APPLIED NON-EXTENSION ADVANCE" has the meaning assigned to such term in Section 2.06(a).

            "APPLIED PROVIDER ADVANCE" has the meaning assigned to such term in
      Section 2.06(a).

            "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Assignment and Assumption Agreement to be entered into between the Borrower and the trustee of the Successor Trust, substantially in the form of Exhibit C to the Trust Supplement No. 2002-1G-1-O, dated as of the date hereof, relating to the Class G-1 Trust.

            "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Primary Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%).

            "BASE RATE ADVANCE" means an Advance that bears interest at a rate based upon the Base Rate.

            "BORROWER" has the meaning assigned to such term in the recital of parties to this Agreement.

            "BORROWING" means the making of Advances requested by delivery of a Notice of Borrowing.

            "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York or, so long as any Class G-1 Certificate is outstanding, the city and state in which the Class G-1 Trustee, the Borrower or any Loan Trustee maintains its Corporate Trust Office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings are carried on in the London interbank market.

            "CAPPED INTEREST RATE" means, at any time, Capped LIBOR at such time plus 0.45% per annum.

            "CAPPED LIBOR" means, at any time, the rate per annum applicable at such time as set forth in Schedule 1 hereto.

            "CONSENT PERIOD" has the meaning specified in Section 2.10.

            "DEPOSIT AGREEMENT" means the Deposit Agreement dated as of the date hereof between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and Credit Suisse First Boston, New York Branch, as Depositary, pertaining to the Class G-1 Certificates, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "DEPOSITARY" has the meaning assigned to such term in the Deposit Agreement.

            "DEPOSITS" has the meaning assigned to such term in the Deposit Agreement.

            "DOWNGRADE ADVANCE" means an Advance made pursuant to Section
      2.02(c).

            "DOWNGRADE EVENT" means a downgrading of the Primary Liquidity Provider's short-term unsecured debt rating or issuer credit rating (as applicable) issued by either Rating Agency below the applicable Threshold Rating unless each Rating Agency shall have confirmed in writing on or prior to the date of such downgrading that such downgrading will not result in the downgrading, withdrawal or suspension of the ratings of the Class G-1 Certificates (without regard to the Policies), in which case, such downgrading of the Primary Liquidity Provider's short-term unsecured debt rating or issuer credit rating (as applicable) shall not constitute a Downgrade Event and shall be referred to herein as a "HELABA DOWNGRADE".

            "EFFECTIVE DATE" has the meaning specified in Section 4.01. The delivery of the certificate of the Primary Liquidity Provider contemplated by Section 4.01(e) shall be conclusive evidence that the Effective Date has occurred.

            "EXCLUDED TAXES" means (i) taxes imposed on the overall net income of the Primary Liquidity Provider or of its Facility Office by the jurisdiction where such Primary Liquidity Provider's principal office or such Facility Office is located, and (ii) Excluded Withholding Taxes.

            "EXCLUDED WITHHOLDING TAXES" means (i) withholding Taxes imposed by the United States except to the extent that such United States withholding Taxes are imposed or increased as a result of any change in applicable law (excluding from change in applicable law for this purpose a change in an applicable treaty or other change in law affecting the applicability of a treaty) after the date hereof, or in the case of a successor Primary Liquidity Provider (including a transferee of an Advance) or Facility Office, after the date on which such successor Primary Liquidity Provider obtains its interest or on which the Facility Office is changed, and (ii) any withholding Taxes imposed by the United States which are imposed or increased as a result of the Primary Liquidity Provider failing to deliver to the Borrower any certificate or document (which certificate or document in the good faith judgment of the Primary Liquidity Provider it is legally entitled to provide) which is reasonably requested by the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) withholding Tax.

            "EXPENSES" means liabilities, obligations, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements

      (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation), provided that Expenses shall not include any Taxes.

            "EXPIRY DATE" means March 23, 2003, initially, or any date to which the Expiry Date is extended pursuant to Section 2.10 or 2.11.

            "EXTENSION EFFECTIVE DATE" has the meaning assigned to such term in
      Section 2.11.

            "FACILITY OFFICE" means the office of the Primary Liquidity Provider presently located at Frankfurt, Germany, or such other office as the Primary Liquidity Provider from time to time shall notify the Borrower as its Facility Office hereunder; provided that the Primary Liquidity Provider shall not change its Facility Office to another Facility Office outside the United States of America except in accordance with Section 3.01, 3.02 or 3.03 hereof.

            "FINAL ADVANCE" means an Advance made pursuant to Section 2.02(d).

            "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the Securities and Exchange Commission and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

            "HELABA DOWNGRADE" has the meaning assigned to such term in the definition of "Downgrade Event".

            "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of the date hereof among the Trustees, the Primary Liquidity Provider, the liquidity provider under the other Primary Liquidity Facility, the Class G-1 Above-Cap Liquidity Provider, the Policy Provider and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "INTEREST ADVANCE" means an Advance made pursuant to Section
      2.02(a).

            "INTEREST PERIOD" means, with respect to any LIBOR Advance, each of the following periods:

            (i) the period beginning on the third Business Day following either (x) the Primary Liquidity Provider's receipt of the Notice of Borrowing for such LIBOR Advance or (y) the withdrawal of funds from the Class G-1 Cash Collateral Account for the purpose of paying interest on the Class G-1 Certificates as contemplated by Section 2.06(a) hereof and, in either case, ending on the next Regular Distribution Date; and

            (ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular Distribution Date;

      PROVIDED, HOWEVER, that if (x) the Final Advance shall have been made, or
      (y) other outstanding Advances shall have been converted into the Final Advance, then the Interest Periods shall be successive periods of one month beginning on the third Business Day following the Primary Liquidity Provider's receipt of the Notice of Borrowing for such Final Advance (in the case of clause (x) above) or the Regular Distribution Date following such conversion (in the case of clause (y) above).

            "LIBOR ADVANCE" means an Advance bearing interest at a rate based upon the LIBOR Rate.

            "LIBOR RATE" means, with respect to any Interest Period,

            (i) the rate per annum appearing on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, or

            (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant Interest Period by three banks of recognized standing selected by the Primary Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Advance to which such Interest Period is to apply and for a period comparable to such Interest Period.

            "LIQUIDITY EVENT OF DEFAULT" means the occurrence of either (a) the Acceleration of all of the Equipment Notes (PROVIDED that, with respect to the period prior to the Delivery Period Expiry Date, such Equipment Notes have an aggregate outstanding principal balance in excess of $140,000,000) or (b) a Continental Bankruptcy Event.

            "LIQUIDITY INDEMNITEE" means (i) the Primary Liquidity Provider,
      (ii) the directors, officers, employees and agents of the Primary Liquidity Provider, and (iii) the successors and permitted assigns of the persons described in clauses (i) and (ii), inclusive.

            "MAXIMUM AVAILABLE COMMITMENT" shall mean, subject to the proviso contained in the third sentence of Section 2.02(a), at any time of determination, (a) the Maximum Commitment at such time LESS (b) the aggregate amount of each Interest Advance outstanding at such time; PROVIDED that following a Provider Advance or a Final Advance, the Maximum Available Commitment shall be zero; PROVIDED, FURTHER, that the Maximum Available Commitment for purposes of calculating the amount of any Provider Advance or Final Advance shall be (a) the then Required Amount

      (calculated for purposes of this proviso on the basis of Capped LIBOR of 15.00% per annum) LESS (b) the aggregate amount of each Interest Advance outstanding at such time.

            "MAXIMUM COMMITMENT" means initially $15,677,610.75 as the same may be increased or reduced from time to time in accordance with Section 2.04(a).

            "NON-EXCLUDED TAX" has the meaning specified in Section 3.03.

            "NON-EXTENSION ADVANCE" means an Advance made pursuant to Section 2.02(b).

            "NOTICE OF BORROWING" has the meaning specified in Section 2.02(e).

            "NOTICE OF REPLACEMENT SUBORDINATION AGENT" has the meaning specified in Section 3.08.

            "PERFORMING NOTE DEFICIENCY" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than any "Series J Equipment Notes" under and as defined in any Indenture) are Performing Equipment Notes.

            "PRIMARY LIQUIDITY PROVIDER" has the meaning assigned to such term in the recital of parties to this Agreement.

            "PROSPECTUS SUPPLEMENT" means the final Prospectus Supplement dated March 11, 2002 relating to the Class G-1 Certificates and the Class G-2 Certificates, as such Prospectus Supplement may be amended or supplemented.

            "PROVIDER ADVANCE" means a Downgrade Advance or a Non-Extension Advance.

            "REGULATORY CHANGE" has the meaning assigned to such term in Section 3.01.

            "REPLENISHMENT AMOUNT" has the meaning assigned to such term in
      Section 2.06(b).

            "REQUIRED AMOUNT" means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the applicable Capped Interest Rate for the Class G-1 Certificates, that would be payable on the Class G-1 Certificates on each of the six successive quarterly Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding five quarterly Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class G-1 Certificates on such day and without regard to expected future payments of principal on the Class G-1 Certificates. Notwithstanding the above, in the event of any Policy Provider Election, for purposes of the definition of the Required Amount the Pool Balance shall be deemed to be reduced by the amount by which (a) the then outstanding principal balance of each Series G-1 Equipment Note in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Series G-1 Equipment Note.

            "SUCCESSOR TRUST" means Continental Airlines Pass Through Trust 2002-1G-1-S.

            "TAX LETTER" means the letter dated the date hereof between the Liquidity Provider and Continental pertaining to this Agreement.

            "TERMINATION DATE" means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Primary Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Class G-1 Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Trust Agreements) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Primary Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Primary Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.6(e) of the Intercreditor Agreement; (iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice from the Primary Liquidity Provider pursuant to Section 6.01 hereof; and (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

            "TERMINATION NOTICE" means the Notice of Termination substantially in the form of Annex V to this Agreement.

            "TRANSFEREE" has the meaning assigned to such term in Section
      7.08(b).

            "UNAPPLIED DOWNGRADE ADVANCE" means any Downgrade Advance other than an Applied Downgrade Advance.

            "UNAPPLIED NON-EXTENSION ADVANCE" means any Non-Extension Advance other than an Applied Non-Extension Advance.

            "UNAPPLIED PROVIDER ADVANCE" means any Provider Advance other than an Applied Provider Advance.

            "UNPAID ADVANCE" has the meaning assigned to such term in Section 2.05.

            (b) TERMS DEFINED IN THE INTERCREDITOR AGREEMENT. For all purposes of this Agreement, the following terms shall have the respective meanings assigned to such terms in the Intercreditor Agreement:

      "ACCELERATION", "AIRCRAFT", "CERTIFICATES", "CLASS G-1 ABOVE-CAP LIQUIDITY PROVIDER", "CLASS G-1 CASH COLLATERAL ACCOUNT", "CLASS G-1 CERTIFICATEHOLDERS", "CLASS G-1 CERTIFICATES", "CLASS G-1 TRUST", "CLASS G-1 TRUST AGREEMENT", "CLASS G-1 TRUSTEE", "CLASS G-2 CERTIFICATES", "CLASS H CERTIFICATES", "CLASS I CERTIFICATES", "CLASS J CERTIFICATES", "CLOSING DATE", "CONTINENTAL", "CONTINENTAL BANKRUPTCY EVENT", "CONTROLLING PARTY", "CORPORATE TRUST OFFICE", "DELIVERY PERIOD EXPIRY DATE", "DISTRIBUTION DATE", "DOWNGRADED FACILITY", "EQUIPMENT NOTES", "FEE LETTER", "FINAL LEGAL DISTRIBUTION DATE", "FINANCING AGREEMENT", "INDENTURE", "INVESTMENT EARNINGS", "LIQUIDITY FACILITY", "LIQUIDITY OBLIGATIONS", "LOAN TRUSTEE", "MOODY'S", "NON-EXTENDED FACILITY", "NOTE

      PURCHASE AGREEMENT", "OPERATIVE AGREEMENTS", "PARTICIPATION AGREEMENT", "PERFORMING EQUIPMENT NOTE", "PERSON", "POLICY", "POLICY DRAWINGS", "POLICY PROVIDER", "POLICY PROVIDER ELECTION", "POOL BALANCE", "PRIMARY LIQUIDITY FACILITY", "RATING AGENCY", "RATINGS CONFIRMATION", "REGULAR DISTRIBUTION DATE", "REPLACEMENT LIQUIDITY FACILITY", "RESPONSIBLE OFFICER", "SCHEDULED PAYMENT", "SPECIAL PAYMENT", "STANDARD & POOR'S", "STATED INTEREST RATE", "SUBORDINATION AGENT", "TAXES", "THRESHOLD RATING", "TRANSFER", "TRUST AGREEMENTS", "TRUSTEE", "UNDERWRITERS", "UNDERWRITING AGREEMENT", and "WRITTEN NOTICE".


                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENT

            Section 2.01. THE ADVANCES. The Primary Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 1:00 p.m. (New York City time) on the Expiry Date (unless the obligations of the Primary Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

            Section 2.02. MAKING THE ADVANCES. (a) Interest Advances shall be made in one or more Borrowings by delivery to the Primary Liquidity Provider of one or more written and completed Notices of Borrowing in substantially the form of Annex I attached hereto, signed by a Responsible Officer of the Borrower, in an amount not exceeding the Maximum Available Commitment at such time and shall be used solely for the payment when due of interest on the Class G-1 Certificates at the Stated Interest Rate for the applicable Interest Period in accordance with Section 3.6(a) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Maximum Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Upon repayment to the Primary Liquidity Provider in full of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Maximum Available Commitment shall be reinstated by the amount of such repaid Interest Advance, but not to exceed the Maximum Commitment; PROVIDED, HOWEVER, that the Maximum Available Commitment shall not be so reinstated at any time if
(i) a Liquidity Event of Default shall have occurred and be continuing and (ii) there is a Performing Note Deficiency.

            (b) A Non-Extension Advance shall be made in a single Borrowing if this Agreement is not extended in accordance with Section 3.6(d) of the Intercreditor Agreement (unless a Replacement Primary Liquidity Facility to replace this Agreement shall have been delivered to the Borrower as contemplated by said Section 3.6(d) within the time period specified in such Section) by delivery to the Primary Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class G-1 Cash Collateral Account in accordance with said Section 3.6(d) and Section 3.6(f) of the Intercreditor Agreement.

            (c) A Downgrade Advance shall be made in a single Borrowing upon the occurrence of a Downgrade Event (as provided for in Section 3.6(c) of the Intercreditor Agreement) unless a Replacement Primary Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower in accordance with said Section 3.6(c), by delivery to the Primary Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class G-1 Cash Collateral Account in accordance with said Section 3.6(c) and Section 3.6(f) of the Intercreditor Agreement. Upon the occurrence of a Downgrade Event, the Liquidity Provider shall promptly deliver notice thereof to the Borrower, the Class G-1 Trustee, Continental and the Policy Provider.

            (d) A Final Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Termination Notice from the Primary Liquidity Provider pursuant to Section 6.01 hereof by delivery to the Primary Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class G-1 Cash Collateral Account (in accordance with Sections 3.6(f) and 3.6(i) of the Intercreditor Agreement).

            (e) Each Borrowing shall be made on notice in writing (a "NOTICE OF BORROWING") in substantially the form required by Section 2.02(a), 2.02(b), 2.02(c) or 2.02(d), as the case may be, given by the Borrower to the Primary Liquidity Provider. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing no later than 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section
4.02 with respect to a requested Borrowing, the Primary Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and immediately available funds, before 4:00 p.m. (New York City time) on such Business Day or on such later Business Day specified in such Notice of Borrowing. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing on a day that is not a Business Day or after 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Primary Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and in immediately available funds, before 12:00 Noon (New York City time) on the first Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Primary Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. Each Notice of Borrowing shall be effective upon delivery of a copy thereof to the Primary Liquidity Provider's New York Branch at the address specified in Section 7.02 hereof.

            (f) Upon the making of any Advance requested pursuant to a Notice of Borrowing, in accordance with the Borrower's payment instructions, the Primary Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Primary Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person. If the Primary Liquidity Provider makes an Advance requested pursuant to a Notice of Borrowing before 12:00 Noon (New York City time) on the second Business Day after the date of payment specified in said Section 2.02(e), the Primary Liquidity Provider shall have fully discharged its obligations hereunder with respect to such Advance and an event of default shall not have occurred hereunder. Following the making of any Advance pursuant to Section 2.02(b), (c) or (d) hereof to fund the Class G-1 Cash Collateral Account, the Primary Liquidity Provider shall have no interest in or rights to the Class G-1 Cash Collateral Account, the funds constituting such Advance or any other amounts from time to time on deposit in the Class G-1 Cash Collateral Account; PROVIDED that the foregoing shall not affect or impair the obligations of the Subordination Agent to make the distributions contemplated by Section 3.6(e) or (f) of the Intercreditor Agreement, and PROVIDED FURTHER, that the foregoing shall not affect or impair the rights of the Primary Liquidity Provider to provide written instructions with respect to the investment and reinvestment of amounts in the Cash Collateral Accounts to the extent provided in Section 2.2(b) of the Intercreditor Agreement. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Primary Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

            Section 2.03. FEES. The Borrower agrees to pay to the Primary Liquidity Provider the fees set forth in the Fee Letter applicable to this Agreement.

            Section 2.04. ADJUSTMENTS OR TERMINATION OF THE MAXIMUM COMMITMENT.

            (a) AUTOMATIC ADJUSTMENT. Promptly following each date on which the Required Amount is (1) reduced as a result of a reduction in the Pool Balance of the Class G-1 Certificates (including by reason of a Policy Provider Election with respect to one or more Series G-1 Equipment Notes) or otherwise, or (2) increased as a result of an increase in the Capped Interest Rate for the Class G-1 Certificates, the Maximum Commitment shall automatically be reduced or increased, as the case may be, to an amount equal to such reduced or increased Required Amount (as calculated by the Borrower); PROVIDED that on the first Regular Distribution Date, the Maximum Commitment shall automatically be reduced to the then Required Amount. The Borrower shall give notice of any such automatic reduction or increase of the Maximum Commitment to the Primary Liquidity Provider within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction or increase of the Maximum Commitment.

            (b) TERMINATION. Upon the making of any Provider Advance or Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Primary Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder.

            Section 2.05. REPAYMENTS OF INTEREST ADVANCES OR THE FINAL ADVANCE. Subject to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Primary Liquidity Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Primary Liquidity Provider on each date on which the

Primary Liquidity Provider shall make an Interest Advance or the Final Advance, an amount equal to (a) the amount of such Advance (any such Advance, until repaid, is referred to herein as an "UNPAID ADVANCE"), plus (b) interest on the amount of each such Unpaid Advance as provided in Section 3.07 hereof; PROVIDED that if (i) the Primary Liquidity Provider shall make a Provider Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this Section 2.05 or (ii) this Liquidity Facility shall become a Downgraded Facility or Non-Extended Facility at any time when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance or an Applied Non-Extension Advance, as the case may be, for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Interest Advance is required to be repaid to the Primary Liquidity Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)). The Borrower and the Primary Liquidity Provider agree that the repayment in full of each Interest Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Primary Liquidity Provider.

            Section 2.06. REPAYMENTS OF PROVIDER ADVANCES. (a) Amounts advanced hereunder in respect of a Provider Advance shall be deposited in the Class G-1 Cash Collateral Account, invested and withdrawn from the Class G-1 Cash Collateral Account as set forth in Sections 3.6(c), (d) and (f) of the Intercreditor Agreement. The Borrower agrees to pay to the Primary Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance as provided in Section 3.07; PROVIDED, HOWEVER, that amounts in respect of a Provider Advance withdrawn from the Class G-1 Cash Collateral Account for the purpose of paying interest on the Class G-1 Certificates in accordance with Section 3.6(f) of the Intercreditor Agreement (the amount of any such withdrawal being (y) in the case of a Downgrade Advance, an "APPLIED DOWNGRADE ADVANCE" and (z) in the case of a Non-Extension Advance, an "APPLIED NON-EXTENSION ADVANCE" and, together with an Applied Downgrade Advance, an "APPLIED PROVIDER ADVANCE") shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; PROVIDED FURTHER, HOWEVER, that if, following the making of a Provider Advance, the Primary Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01 hereof, such Provider Advance shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof. Subject to Sections 2.07 and 2.09 hereof, immediately upon the withdrawal of any amounts from the Class G-1 Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay to the Primary Liquidity Provider a portion of the Provider Advances in a principal amount equal to such reduction, plus interest on the principal amount prepaid as provided in Section 3.07 hereof.

            (b) At any time when an Applied Provider Advance (or any portion thereof) is outstanding, upon the deposit in the Class G-1 Cash Collateral Account of any amount pursuant to clause "THIRD" of Section 2.4(b) of the Intercreditor Agreement, clause "THIRD" of Section 3.2 of the Intercreditor Agreement or clause "FOURTH" of Section 3.3 of the Intercreditor Agreement (any such amount being a "REPLENISHMENT AMOUNT") for the purpose of replenishing or increasing the balance thereof up to the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances (and of Provider Advances treated as an Interest Advance for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount and (ii) the aggregate outstanding principal amount of all Unapplied Provider Advances shall be automatically increased by the amount of such Replenishment Amount.

            (c) Upon the provision of a Replacement Primary Liquidity Facility in replacement of this Agreement in accordance with Section 3.6(e) of the Intercreditor Agreement, amounts remaining on deposit in the Class G-1 Cash Collateral Account after giving effect to any Applied Provider Advance on the date of such replacement shall be reimbursed to the Primary Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the Primary Liquidity Provider all amounts owing to it hereunder.

            Section 2.07. PAYMENTS TO THE PRIMARY LIQUIDITY PROVIDER UNDER THE INTERCREDITOR AGREEMENT. In order to provide for payment or repayment to the Primary Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Primary Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.6(f) of the Intercreditor Agreement), shall be paid to the Primary Liquidity Provider in accordance with the terms thereof. Amounts so paid to the Primary Liquidity Provider shall be applied by the Primary Liquidity Provider to Liquidity Obligations then due and payable in accordance with the Intercreditor Agreement or, if not provided for in the Intercreditor Agreement, then in such manner as the Primary Liquidity Provider shall deem appropriate.

            Section 2.08. BOOK ENTRIES. The Primary Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; PROVIDED, HOWEVER, that the failure by the Primary Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

            Section 2.09. PAYMENTS FROM AVAILABLE FUNDS ONLY. All payments to be made by the Borrower under this Agreement shall be made only from the amounts that constitute Scheduled Payments, Special Payments or payments under Section
8.1 of the Participation Agreements with respect to Aircraft and payments under
Section 6 of the Note Purchase Agreement and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement. The Primary Liquidity Provider agrees that it will look solely to such amounts to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or any Participation Agreement. Amounts on deposit in the Class G-1 Cash Collateral Account shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.6(f) of the Intercreditor Agreement.

            Section 2.10. EXTENSION OF THE EXPIRY DATE; NON-EXTENSION ADVANCE. No earlier than the 60th day and no later than the 40th day prior to the then effective Expiry Date (unless such Expiry Date is on or after the date that is 15 days after the Final Legal Distribution Date for the Class G-1 Certificates), the Borrower shall request that the Primary Liquidity Provider extend the Expiry Date to the earlier of (i) the date that is 15 days after the Final Legal Distribution Date for the Class G-1 Certificates and (ii) the date that is the day immediately preceding the 364th day occurring after the last day of the Consent Period (as hereinafter defined). Whether or not the Borrower has made such request, the Primary Liquidity Provider shall advise the Borrower and the Policy Provider, no earlier than the 40th day (or, if earlier, the date of the Primary Liquidity Provider's receipt of such request, if any, from the Borrower) and no later than the 25th day prior to the then effective Expiry Date (such period, the "CONSENT PERIOD"), whether, in its sole discretion, it agrees to so extend the Expiry Date. If the Primary Liquidity Provider advises the Borrower and the Policy Provider on or before the date on which the Consent Period ends that such Expiry Date shall not be so extended, or fails to irrevocably and unconditionally advise the Borrower on or before the date on which the Consent Period ends that such Expiry Date shall be so extended (and, in each case, if the Primary Liquidity Provider shall not have been replaced in accordance with
Section 3.6(e) of the Intercreditor Agreement), the Borrower shall be entitled on and after the date on which the Consent Period ends (but prior to the then effective Expiry Date) to request a Non-Extension Advance in accordance with
Section 2.02(b) hereof and Section 3.6(d) of the Intercreditor Agreement.

            Section 2.11 RIGHT TO FURTHER EXTEND EXPIRY DATE. Subject to the proviso in the immediately succeeding sentence, the Primary Liquidity Provider shall have the right at any time and without the consent of the Borrower to extend the then effective Expiry Date to the date that is 15 days after the Final Legal Distribution Date for the Class G-1 Certificates by giving not less than five nor more than ten days' prior written notice of such extension to the Borrower, the Class G-1 Trustee and Continental (which notice shall specify the effective date of such extension (the "EXTENSION EFFECTIVE DATE")). On the Extension Effective Date, the then effective Expiry Date shall be so extended without any further act; PROVIDED, HOWEVER, that if prior to the Extension Effective Date a Downgrade Event shall have occurred, the then effective Expiry Date shall not be so extended.


                                   ARTICLE III

                           OBLIGATIONS OF THE BORROWER

            Section 3.01. INCREASED COSTS. The Borrower shall pay to the Primary Liquidity Provider from time to time such amounts as may be necessary to compensate the Primary Liquidity Provider for any increased costs incurred by the Primary Liquidity Provider which are attributable to its making or maintaining any LIBOR Advances hereunder or its obligation to make any such Advances hereunder, or any reduction in any amount receivable by the Primary Liquidity Provider under this Agreement or the Intercreditor Agreement in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including the Primary Liquidity Provider under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court, central bank or monetary authority charged with the interpretation or administration thereof (a "REGULATORY CHANGE"), which: (1) changes the basis of taxation of any amounts payable to the Primary Liquidity Provider under this Agreement in respect of any such Advances or such obligation (other than Excluded Taxes); or (2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with other liabilities of, the Primary Liquidity Provider (including any such Advances or such obligation or any deposits referred to in the definition of LIBOR Rate or related definitions). The Primary Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Facility Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Primary Liquidity Provider, be otherwise disadvantageous to the Primary Liquidity Provider.

            The Primary Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Primary Liquidity Provider to compensation pursuant to this Section 3.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Primary Liquidity Provider for purposes of this Section 3.01 of the effect of any Regulatory Change on its costs of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate the Primary Liquidity Provider in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section.

            Notwithstanding the preceding two paragraphs, the Primary Liquidity Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Primary Liquidity Provider which is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

            Section 3.02. CAPITAL ADEQUACY. If (1) the adoption, after the date hereof, of any applicable governmental law, rule or regulation regarding capital adequacy, (2) any change, after the date hereof, in the interpretation or administration of any such law, rule or regulation by any central bank or other governmental authority charged with the interpretation or administration thereof or (3) compliance by the Primary Liquidity Provider or any corporation controlling the Primary Liquidity Provider with any applicable guideline or request of general applicability, issued after the date hereof, by any central bank or other governmental authority (whether or not having the force of law) that constitutes a change of the nature described in clause (2), has the effect of requiring an increase in the amount of capital required to be maintained by the Primary Liquidity Provider or any corporation controlling the Primary Liquidity Provider, and such increase is based upon the Primary Liquidity Provider's obligations hereunder and other similar obligations, the Borrower shall, subject to the provisions of the next paragraph, pay to the Primary Liquidity Provider from time to time such additional amount or amounts as are necessary to compensate the Primary Liquidity Provider for such portion of such increase as shall be reasonably allocable to the Primary Liquidity Provider's obligations to the Borrower hereunder. The Primary Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Facility Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Primary Liquidity Provider, be otherwise materially disadvantageous to the Primary Liquidity Provider.

            From and after the Extension Effective Date and prior to the occurrence of a Helaba Downgrade, the Primary Liquidity Provider will be entitled to compensation pursuant to this Section 3.02 only to the extent that the Primary Liquidity Provider would have been so entitled if the Extension Effective Date had not occurred. From and after the Extension Effective Date and after the occurrence of a Helaba Downgrade, the Primary Liquidity Provider will be entitled to compensation pursuant to this Section 3.02 only to the extent that the Primary Liquidity Provider would have been so entitled had the Primary Liquidity Provider made a Downgrade Advance upon the occurrence of such Helaba Downgrade.

            The Primary Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Primary Liquidity Provider to compensation pursuant to this Section 3.02 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Primary Liquidity Provider for purposes of this Section 3.02 of the effect of any increase in the amount of capital required to be maintained by the Primary Liquidity Provider and of the amount allocable to the Primary Liquidity Provider's obligations to the Borrower hereunder shall be prima facie evidence of the amounts owed under this Section.

            Notwithstanding the preceding three paragraphs, the Primary Liquidity Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Primary Liquidity Provider which is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

            Section 3.03. PAYMENTS FREE OF DEDUCTIONS. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed, excluding Excluded Taxes (such non-excluded taxes being referred to herein, collectively, as "NON-EXCLUDED TAXES" and each, individually, as a "NON-EXCLUDED TAX"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Primary Liquidity Provider under this Agreement, (i) the Borrower shall within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Non-Excluded Taxes (and any additional Non-Excluded Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) the amounts so payable to the Primary Liquidity Provider shall be increased to the extent necessary to yield to the Primary Liquidity Provider (after payment of all Non-Excluded Taxes) interest or any other such amounts payable under this Agreement at the rates or in the amounts specified in this Agreement. The Primary Liquidity Provider agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Facility Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Primary Liquidity Provider, be otherwise disadvantageous to the Primary Liquidity Provider. From time to time upon the reasonable request of the Borrower, the Primary Liquidity Provider agrees to provide to the Borrower two original Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Primary Liquidity Provider is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement. Within 30 days after the date of each payment hereunder, the Borrower shall furnish to the Primary Liquidity Provider the original or a certified copy of (or other documentary evidence of) the payment of the Non-Excluded Taxes applicable to such payment.

            (b) All payments (including, without limitation, Advances) made by the Primary Liquidity Provider under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes. If any Taxes are required to be withheld or deducted from any amounts payable to the Borrower under this Agreement, the Primary Liquidity Provider shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) pay to the Borrower an additional amount which (after deduction of all such Taxes) will be sufficient to yield to the Borrower the full amount which would have been received by it had no such withholding or deduction been made. Within 30 days after the date of each payment hereunder, the Primary Liquidity Provider shall furnish to the Borrower the original or a certified copy of (or other documentary evidence of) the payment of the Taxes applicable to such payment.

            (c) If any exemption from, or reduction in the rate of, any Taxes is reasonably available to the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) tax, the Borrower shall deliver to the Primary Liquidity Provider such form or forms and such other evidence of the eligibility of the Borrower for such exemption or reduction as the Primary Liquidity Provider may reasonably identify to the Borrower as being required as a condition to exemption from, or reduction in the rate of, any Taxes.

            Section 3.04. PAYMENTS. The Borrower shall make or cause to be made each payment to the Primary Liquidity Provider under this Agreement so as to cause the same to be received by the Primary Liquidity Provider not later than 1:00 P.M. (New York City time) on the day when due. The Borrower shall make all such payments in lawful money of the United States of America, to the Primary Liquidity Provider in immediately available funds, by wire transfer to Citibank N.A., New York/ABA 021000089 in favor of account number 10920118, reference Continental Airlines Trust 2002-1G-1 #4244125, MT215000, attn. M. Kirr.

            Section 3.05. COMPUTATIONS. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

            Section 3.06. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a LIBOR Advance) or reduce the number of days for which interest will be payable on such Advance on the next interest payment date for such Advance.

            Section 3.07. INTEREST. (a) Subject to Section 2.09, the Borrower shall pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Provider Advance, from and including the date on which the amount thereof was withdrawn from the Class G-1 Cash Collateral Account to pay interest on the Class G-1 Certificates) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Provider Advance, the date on which the Class G-1 Cash Collateral Account is fully replenished in respect of such Advance) and (ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any such other amount) which is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable Liquidity Rate (as defined below) for such Advance or such other amount as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; PROVIDED, HOWEVER, that, if at any time the otherwise applicable interest rate as set forth in this Section 3.07 shall exceed the maximum rate permitted by applicable law, then any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the amount of interest that would have accrued if such otherwise applicable interest rate as set forth in this Section 3.07 had at all times been in effect.

            (b) Except as provided in clause (e) below, each Advance (including, without limitation, each outstanding Unapplied Downgrade Advance) will be either a Base Rate Advance or a LIBOR Advance as provided in this Section. Each such Advance will be a Base Rate Advance for the period from the date of its borrowing to (but excluding) the third Business Day following the Primary Liquidity Provider's receipt of the Notice of Borrowing for such Advance. Thereafter, such Advance shall be a LIBOR Advance; provided that the Borrower (at the direction of the Controlling Party, so long as the Primary Liquidity Provider is not the Controlling Party) may (x) convert the Final Advance into a Base Rate Advance on the last day of an Interest Period for such Advance by giving the Primary Liquidity Provider no less than four Business Days' prior written notice of such election or (y) elect to maintain the Final Advance as a Base Rate Advance by not requesting a conversion of the Final Advance to a LIBOR Advance under Clause (5) of the applicable Notice of Borrowing (or, if such Final Advance is deemed to have been made, without delivery of a Notice of

Borrowing pursuant to Section 2.06, by requesting, prior to 11:00 A.M. (New York City time) on the first Business Day immediately following the Borrower's receipt of the applicable Termination Notice, that such Final Advance not be converted from a Base Rate Advance to a LIBOR Advance).

            (c) Each LIBOR Advance shall bear interest during each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

            (d) Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

            (e) Each outstanding Unapplied Non-Extension Advance shall bear interest in an amount equal to the Investment Earnings on amounts on deposit in the Class G-1 Cash Collateral Account plus the Applicable Margin for such Unapplied Non-Extension Advance on the amount of such Unapplied Non-Extension Advance from time to time, payable in arrears on each Regular Distribution Date.

            (f) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances but excluding Advances) shall bear interest at a rate per annum equal to the Base Rate plus 2.00% until paid.

            (g) Each change in the Base Rate shall become effective immediately. The rates of interest specified in this Section 3.07 with respect to any Advance or other amount shall be referred to as the "APPLICABLE LIQUIDITY RATE".

            Section 3.08. REPLACEMENT OF BORROWER. From time to time and subject to the successor Borrower's meeting the eligibility requirements set forth in
Section 6.9 of the Intercreditor Agreement applicable to the Subordination Agent, upon the effective date and time specified in a written and completed Notice of Replacement Subordination Agent in substantially the form of Annex VI attached hereto (a "NOTICE OF REPLACEMENT SUBORDINATION AGENT") delivered to the Primary Liquidity Provider by the then Borrower, the successor Borrower designated therein shall be substituted for as the Borrower for all purposes hereunder.

            Section 3.09. FUNDING LOSS INDEMNIFICATION. The Borrower shall pay to the Primary Liquidity Provider, upon the request of the Primary Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Primary Liquidity Provider) to compensate it for any loss, cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Primary Liquidity Provider to fund or maintain any LIBOR Advance (but excluding loss of anticipated profits) incurred as a result of:

            (1) Any repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; or

            (2) Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice under Section 2.02.

            Section 3.10. ILLEGALITY. Notwithstanding any other provision in this Agreement, if any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Primary Liquidity Provider (or its Facility Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Primary Liquidity Provider (or its Facility Office) to maintain or fund its LIBOR Advances, then upon notice to the Borrower by the Primary Liquidity Provider, the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Primary Liquidity Provider, if such change or compliance with such request, in the judgment of the Primary Liquidity Provider, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request. The Primary Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Facility Office if making such change would avoid or cure the aforesaid illegality and would not, in the reasonable judgment of the Primary Liquidity Provider, be otherwise disadvantageous to the Primary Liquidity Provider.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

            Section 4.01. CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECTION 2.01.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "EFFECTIVE DATE") on which the following conditions precedent have been satisfied or waived:

            (a) The Primary Liquidity Provider shall have received each of the following, and in the case of each document delivered pursuant to paragraphs (i), (ii) and (iii), each in form and substance satisfactory to the Primary Liquidity Provider:

                  (i) This Agreement duly executed on behalf of the Borrower, the Fee Letter applicable to this Agreement duly executed on behalf of the Borrower and the Tax Letter duly executed on behalf of Continental;

                  (ii) The Intercreditor Agreement duly executed on behalf of each of the parties thereto (other than the Primary Liquidity Provider);

                  (iii) Fully executed copies of each of the Operative
            Agreements executed and delivered on the Closing Date (other than this Agreement, the Fee Letter applicable to this Agreement, the Tax Letter and the Intercreditor Agreement);

                  (iv) A copy of the Prospectus Supplement and specimen copies of the Class G-1 Certificates;

                  (v) An executed copy of each document, instrument, certificate and opinion delivered on the Closing Date pursuant to the Class G-1 Trust Agreement, the Intercreditor Agreement and the other Operative Agreements (in the case of each such opinion, other than the opinion of counsel for the Underwriters, either addressed to the Primary Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Primary Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Primary Liquidity Provider);

                  (vi) Evidence that there shall have been made and shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as may be reasonably necessary or, to the extent reasonably requested by the Primary Liquidity Provider, reasonably advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of, or for the benefit of, the Trustees, the Borrower and the Primary Liquidity Provider created by the Operative Agreements executed and delivered on the Closing Date;

                  (vii) An agreement from Continental, pursuant to which (i)
            Continental agrees to provide to the Primary Liquidity Provider (A) within 90 days after the end of each of the first three fiscal quarters in each fiscal year of Continental, a consolidated balance sheet of Continental as of the end of such quarter and related statements of income and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, prepared in accordance with GAAP; PROVIDED, that so long as Continental is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, a copy of Continental's report on Form 10-Q for such fiscal quarter (excluding exhibits) or a written notice executed by an authorized officer of Continental that such report has been filed with the Securities and Exchange Commission, providing a website address at which such report may be accessed and confirming that the report accessible at such website address conforms to the original report filed with the Securities and Exchange Commission will satisfy this subclause (A), and (B) within 120 days after the end of each fiscal year of Continental, a consolidated balance sheet of Continental as of the end of such fiscal year and related statements of income and cash flows of Continental for such fiscal year, in comparative form with the preceding fiscal year, prepared in accordance with GAAP, together with a report of Continental's independent certified public accountants with respect to their audit of such financial statements; PROVIDED, that so long as Continental is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, a copy of Continental's report on Form 10-K for such fiscal year (excluding exhibits) or a written notice executed by an authorized officer of Continental that such report has been filed with the Securities and Exchange Commission, providing a website address at which such report may be accessed and confirming that the report accessible at such website address conforms to the original report filed with the Securities and Exchange Commission will satisfy this subclause (B), and (ii) Continental agrees to allow the Primary Liquidity Provider to inspect Continental's books and records regarding such transactions, and to discuss such transactions with officers and employees of Continental; and

                  (viii) Such other documents, instruments, opinions and
            approvals pertaining to the transactions contemplated hereby or by the other Operative Agreements as the Primary Liquidity Provider shall have reasonably requested.

            (b) The following statement shall be true on and as of the Effective
      Date: no event has occurred and is continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default.

            (c) The Primary Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for the account of the Primary Liquidity Provider on or prior to the Effective Date.

            (d) All conditions precedent to the issuance of the Certificates under the Trust Agreements shall have been satisfied or waived, and all conditions precedent to the purchase of the Class G-1 Certificates and Class G-2 Certificates by the Underwriters under the Underwriting Agreement shall have been satisfied or waived.

            (e) The Borrower shall have received a certificate, dated the date hereof, signed by a duly authorized representative of the Primary Liquidity Provider, certifying that all conditions precedent to the effectiveness of Section 2.01 have been satisfied or waived

            Section 4.02. CONDITIONS PRECEDENT TO BORROWING. The obligation of the Primary Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, on or prior to the date of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of Advances requested.


                                    ARTICLE V

                                    COVENANTS

            Section 5.01. AFFIRMATIVE COVENANTS OF THE BORROWER. So long as any Advance shall remain unpaid or the Primary Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Primary Liquidity Provider hereunder, the Borrower will, unless the Primary Liquidity Provider shall otherwise consent in writing:

            (a) PERFORMANCE OF THIS AND OTHER AGREEMENTS. Punctually pay or cause to be paid all amounts payable by it under this Agreement and the other Operative Agreements and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the other Operative Agreements.

            (b) REPORTING REQUIREMENTS. Furnish to the Primary Liquidity Provider with reasonable promptness, such other information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Primary Liquidity Provider; and permit the Primary Liquidity Provider, upon reasonable notice, to inspect the Borrower's books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

            (c) CERTAIN OPERATIVE AGREEMENTS. Furnish to the Primary Liquidity Provider with reasonable promptness, such Operative Agreements entered into after the date hereof as from time to time may be reasonably requested by the Primary Liquidity Provider.

            Section 5.02. NEGATIVE COVENANTS OF THE BORROWER. So long as any Advance shall remain unpaid or the Primary Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Primary Liquidity Provider hereunder, the Borrower will not appoint or permit or suffer to be appointed any successor Borrower without the prior written consent of the Primary Liquidity Provider, which consent shall not be unreasonably withheld or delayed.


                                   ARTICLE VI

                           LIQUIDITY EVENTS OF DEFAULT

            Section 6.01. LIQUIDITY EVENTS OF DEFAULT. If (a) any Liquidity Event of Default has occurred and is continuing and (b) there is a Performing Note Deficiency, the Primary Liquidity Provider may, in its discretion, deliver to the Borrower a Termination Notice, the effect of which shall be to cause (i) the obligation of the Primary Liquidity Provider to make Advances hereunder to expire on the fifth Business Day after the date on which such Termination Notice is received by the Borrower, (ii) the Borrower to promptly request, and the Primary Liquidity Provider to promptly make, a Final Advance in accordance with
Section 2.02(d) hereof and Section 3.6(i) of the Intercreditor Agreement, (iii) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon, and (iv) subject to Sections 2.07 and 2.09 hereof, all Advances (including, without limitation, any Provider Advance and Applied Provider Advance), any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Primary Liquidity Provider.

                                   ARTICLE VII

                                  MISCELLANEOUS

            Section 7.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Primary Liquidity Provider, and, in the case of an amendment or of a waiver by the Borrower, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            Section 7.02. NOTICES, ETC. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and mailed or delivered or sent by telecopier):

            Borrower:           WILMINGTON TRUST COMPANY
                                Rodney Square North
                                1100 North Market Square
                                Wilmington, DE 19890-1605
                                Attention: Corporate Capital Market Services

                                Telephone: (302) 636-6296
                                Telecopy: (302) 636-4140

            Primary Liquidity   LANDESBANK HESSEN-THURINGEN
            Provider:           GIROZENTRALE
                                Main Tower
                                Neue Mainzer Str. 52 - 58
                                60311 Frankfurt am Main
                                Germany
                                Attention: Asset Finance

                                Telephone:  49-69-9132-4882
                                Telecopy:   49-69-9132-4392

with a copy of any Notice of Borrowing to:

                                LANDESBANK HESSEN-THURINGEN
                                420 Fifth Avenue, 24th Floor
                                New York, NY 10018
                                Attention: Project Finance/Michael Novack

                                Telephone: (212) 703-5224
                                Telecopy: (212) 703-5256

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the others. All such notices and communications shall be effective (i) if given by telecopier, when transmitted to the telecopier number specified above, (ii) if given by mail, when deposited in the mails addressed as specified above, and (iii) if given by other means, when delivered at the address specified above, except that written notices to the Primary Liquidity Provider pursuant to the provisions of Article II and
Article III hereof shall not be effective until received by the Primary Liquidity Provider. A copy of all notices delivered hereunder to either party shall in addition be delivered to each of the parties to the Participation Agreements at their respective addresses set forth therein.

            Section 7.03. NO WAIVER; REMEDIES. No failure on the part of the Primary Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 7.04. FURTHER ASSURANCES. The Borrower agrees to do such further acts and things and to execute and deliver to the Primary Liquidity Provider such additional assignments, agreements, powers and instruments as the Primary Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Primary Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

            Section 7.05. INDEMNIFICATION; SURVIVAL OF CERTAIN PROVISIONS. The Primary Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section 8.1 of the Participation Agreements with respect to Aircraft. In addition, the Borrower agrees to indemnify, protect, defend and hold harmless the Primary Liquidity Provider from, against and in respect of, and shall pay on demand, all Expenses of any kind or nature whatsoever (other than any Expenses of the nature described in Section 3.01, 3.02 or 7.07 hereof or in the Fee Letter applicable to this Agreement (regardless of whether indemnified against pursuant to said Sections or in such Fee Letter)), that may be imposed, incurred by or asserted against any Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with any action, suit or proceeding by any third party against such Liquidity Indemnitee and relating to this Agreement, the Fee Letter applicable to this Agreement, the Intercreditor Agreement or any Financing Agreement; PROVIDED, HOWEVER, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee to the extent such Expense is (i) attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee, (ii) ordinary and usual operating overhead expense, or (iii) attributable to the failure by such Liquidity Indemnitee or any other Liquidity Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement, the Intercreditor Agreement, the Fee Letter applicable to this Agreement, the Tax Letter or any other Operative Agreement to which it is a party. The indemnities contained in Section
8.1 of the Participation Agreements, and the provisions of Sections 3.01, 3.02, 3.03, 3.09, 7.05 and 7.07 hereof, shall survive the termination of this Agreement.

            Section 7.06. LIABILITY OF THE PRIMARY LIQUIDITY PROVIDER. (a) Neither the Primary Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Primary Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; PROVIDED, HOWEVER, that the Borrower shall have a claim against the Primary Liquidity Provider, and the Primary Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which were the result of (A) the Primary Liquidity Provider's willful misconduct or negligence in determining whether documents presented hereunder comply with the terms hereof, or (B) any breach by the Primary Liquidity Provider of any of the terms of this Agreement, including, but not limited to, the Primary Liquidity Provider's failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing strictly complying with the terms and conditions hereof.

            (b) Neither the Primary Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder, or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or negligence (in which event the extent of the Primary Liquidity Provider's potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

            Section 7.07. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay, or cause to be paid (A) on the Effective Date and on such later date or dates on which the Primary Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel for the Primary Liquidity Provider) of the Primary Liquidity Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative Agreement and any other documents which may be delivered in connection with this Agreement and (B) on demand, all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Primary Liquidity Provider in connection with (i) the enforcement of this Agreement or any other Operative Agreement, (ii) the modification or amendment of, or supplement to, this Agreement or any other Operative Agreement or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) or (iii) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Primary Liquidity Provider from paying any amount under this Agreement, the Intercreditor Agreement or any other Operative Agreement or otherwise affecting the application of funds in the Class G-1 Cash Collateral Account. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, any other Operative Agreement and such other documents, and agrees to save the Primary Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

            Section 7.08. BINDING EFFECT; PARTICIPATIONS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Primary

Liquidity Provider and their respective successors and assigns, except that neither the Primary Liquidity Provider (except as otherwise provided in this Section 7.08) nor (except as contemplated by Section 3.08) the Borrower shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the other party, subject to the requirements of Section 7.08(b). The Primary Liquidity Provider may grant participations herein or in any of its rights hereunder (including, without limitation, funded participations and participations in rights to receive interest payments hereunder) and under the other Operative Agreements to such Persons (other than Continental and its Affiliates) as the Primary Liquidity Provider may in its sole discretion select, subject to the requirements of
Section 7.08(b). No such granting of participations by the Primary Liquidity Provider, however, will relieve the Primary Liquidity Provider of its obligations hereunder. In connection with any participation or any proposed participation, the Primary Liquidity Provider may disclose to the participant or the proposed participant any information that the Borrower is required to deliver or to disclose to the Primary Liquidity Provider pursuant to this Agreement. The Borrower acknowledges and agrees that the Primary Liquidity Provider's source of funds may derive in part from its participants. Accordingly, references in this Agreement and the other Operative Agreements to determinations, reserve and capital adequacy requirements, increased costs, reduced receipts, additional amounts due pursuant to Section 3.03 and the like as they pertain to the Primary Liquidity Provider shall be deemed also to include those of each of its participants that are banks (subject, in each case, to the maximum amount that would have been incurred by or attributable to the Primary Liquidity Provider directly if the Primary Liquidity Provider, rather than the participant, had held the interest participated).

            (b) If, pursuant to subsection (a) above, the Primary Liquidity Provider sells any participation in this Agreement to any bank or other entity (each, a "TRANSFEREE"), then, concurrently with the effectiveness of such participation, the Transferee shall (i) represent to the Primary Liquidity Provider (for the benefit of the Primary Liquidity Provider and the Borrower) either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties, no taxes will be required to be withheld with respect to any payments to be made to such Transferee in respect of this Agreement, (ii) furnish to the Primary Liquidity Provider and the Borrower either (x) a statement that it is incorporated under the laws of the United States or a state thereof or (y) if it is not so incorporated, two copies of a properly completed United States Internal Revenue Service Form W-8ECI or Form W-8BEN, as appropriate, or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying, in each case, such Transferee's entitlement to a complete exemption from United States federal withholding tax in respect to any and all payments to be made hereunder, and (iii) agree (for the benefit of the Primary Liquidity Provider and the Borrower) to provide the Primary Liquidity Provider and the Borrower a new Form W-8ECI or Form W-8BEN, as appropriate, (A) on or before the date that any such form expires or becomes obsolete or (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it and prior to the immediately following due date of any payment by the Borrower hereunder, certifying in the case of a Form W-8BEN or Form W-8ECI that such Transferee is entitled to a complete exemption from United States federal withholding tax on payments under this Agreement. Unless the Borrower has received forms or other documents reasonably satisfactory to it (and required by applicable law) indicating that payments hereunder are not subject to United States federal withholding tax, the Borrower will withhold taxes as required by law from such payments at the applicable statutory rate.

            (c) Notwithstanding the other provisions of this Section 7.08, the Primary Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Primary Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Primary Liquidity Provider from its obligations hereunder.

            Section 7.09. Third Party Beneficiary. The Policy Provider is an intended third party beneficiary with respect to the provisions of Sections 2.02(c) and 2.10 of this Agreement.

            Section 7.10. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

            Section 7.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            Section 7.12. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF IMMUNITY. (a) Each of the parties hereto hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

            (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 7.02 hereof, or at such other address of which the Primary Liquidity Provider shall have been notified pursuant thereto; and

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            (b) THE BORROWER AND THE PRIMARY LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Primary Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

            (c) The Primary Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any State and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

            Section 7.13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 7.14. ENTIRETY. This Agreement, the Intercreditor Agreement and the other Operative Agreements to which the Primary Liquidity Provider is a party constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

            Section 7.15. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            Section 7.16. TRANSFER. The Primary Liquidity Provider hereby acknowledges and consents to the Transfer contemplated by the Assignment and Assumption Agreement.

            Section 7.17. PRIMARY LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE PRIMARY LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER'S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

                                      WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely as
                                        Subordination Agent, as agent and
                                        trustee for the Class G-1 Trust,
                                        as Borrower


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                      LANDESBANK HESSEN-THURINGEN GIROZENTRALE,
                                        as Primary Liquidity Provider


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                                                      ANNEX I TO
                                                      REVOLVING CREDIT AGREEMENT


                      INTEREST ADVANCE NOTICE OF BORROWING

            The undersigned, a duly authorized signatory of the undersigned borrower (the "BORROWER"), hereby certifies to Landesbank Hessen-Thuringen Girozentrale (the "PRIMARY LIQUIDITY PROVIDER"), with reference to the Revolving Credit Agreement (2002-1G-1) dated as of March 25, 2002, between the Borrower and the Primary Liquidity Provider (the "LIQUIDITY AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Primary Liquidity Provider to be used, subject to clause (3)(v) below, for the payment of interest on the Class G-1 Certificates which was payable on ____________, ____ (the "DISTRIBUTION DATE") in accordance with the terms and provisions of the Class G-1 Trust Agreement and the Class G-1 Certificates, which Advance is requested to be made on ____________, ____. The Interest Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of
      account number [   ], reference [   ].

            (3) The amount of the Interest Advance requested hereby (i) is $[_________________], to be applied in respect of the payment of the interest which was due and payable on the Class G-1 Certificates on the Distribution Date, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class G-1 Certificates, or principal of, or interest or premium on, the Class G-2 Certificates, the Class H Certificates, the Class I Certificates or the Class J Certificates, (iii) was computed in accordance with the provisions of the Class G-1 Certificates, the Class G-1 Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Maximum Available Commitment on the date hereof, (v) does not include any amount of interest which was due and payable on the Class G-1 Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the Deposits on such Distribution Date and (vi) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of Section 3.6(b) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and
      (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Maximum Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Notice of Borrowing and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

            IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.


                                        WILMINGTON TRUST COMPANY,
                                          not in its individual capacity but
                                          solely as Subordination Agent, as
                                          Borrower


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

               SCHEDULE I TO INTEREST ADVANCE NOTICE OF BORROWING

            [Insert copy of computations in accordance with Interest
                          Advance Notice of Borrowing]

                                                                     ANNEX II TO
                                                      REVOLVING CREDIT AGREEMENT

                    NON-EXTENSION ADVANCE NOTICE OF BORROWING

            The undersigned, a duly authorized signatory of the undersigned borrower (the "BORROWER"), hereby certifies to Landesbank Hessen-Thuringen Girozentrale (the "PRIMARY LIQUIDITY PROVIDER"), with reference to the Revolving Credit Agreement (2002-1G-1) dated as of March 25, 2002, between the Borrower and the Primary Liquidity Provider (the "LIQUIDITY AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of the Non-Extension Advance by the Primary Liquidity Provider to be used for the funding of the Class G-1 Cash Collateral Account in accordance with Section 3.6(d) of the Intercreditor Agreement, which Advance is requested to be made on __________, ____. The Non-Extension Advance should be transferred to [name of bank/wire instructions/ABA
      number] in favor of account number [   ], reference [                ].

            (3) The amount of the Non-Extension Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class G-1 Cash Collateral Account in accordance with Section 3.6(d) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class G-1 Certificates, or principal of, or interest or premium on, the Class G-2 Certificates, the Class H Certificates, the Class I Certificates or the Class J Certificates, (iii) was computed in accordance with the provisions of the Class G-1 Certificates, the Class G-1 Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class G-1 Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(d) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Non-Extension Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Primary Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Primary Liquidity Provider of the Non-Extension Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

            IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.


                                        WILMINGTON TRUST COMPANY,
                                          not in its individual capacity but
                                          solely as Subordination Agent,
                                          as Borrower


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

             SCHEDULE I TO NON-EXTENSION ADVANCE NOTICE OF BORROWING

          [Insert copy of computations in accordance with Non-Extension
                          Advance Notice of Borrowing]

                                                                    ANNEX III TO
                                                      REVOLVING CREDIT AGREEMENT


                      DOWNGRADE ADVANCE NOTICE OF BORROWING

            The undersigned, a duly authorized signatory of the undersigned borrower (the "BORROWER"), hereby certifies to Landesbank Hessen-Thuringen Girozentrale (the "PRIMARY LIQUIDITY PROVIDER"), with reference to the Revolving Credit Agreement (2002-1G-1) dated as of March 25, 2002, between the Borrower and the Primary Liquidity Provider (the "LIQUIDITY AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Primary Liquidity Provider to be used for the funding of the Class G-1 Cash Collateral Account in accordance with Section 3.6(c) of the Intercreditor Agreement by reason of the occurrence of a Downgrade Event, which Advance is requested to be made on __________, ____. The Downgrade Advance should be transferred to [name
      of bank/wire instructions/ABA number] in favor of account number [   ],
      reference [        ].

            (3) The amount of the Downgrade Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class G-1 Cash Collateral Account in accordance with Section 3.6(c) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class G-1 Certificates, or principal of, or interest or premium on, the Class G-2 Certificates, the Class H Certificates, the Class I Certificates or the Class J Certificates, (iii) was computed in accordance with the provisions of the Class G-1 Certificates, the Class G-1 Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class G-1 Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(c) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Primary Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Primary Liquidity Provider of the

Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

            IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                        WILMINGTON TRUST COMPANY,
                                          not in its individual capacity but
                                          solely as Subordination Agent,
                                          as Borrower


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

               SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING

            [Insert copy of computations in accordance with Downgrade
                          Advance Notice of Borrowing]

                                                                     ANNEX IV TO
                                                      REVOLVING CREDIT AGREEMENT

                        FINAL ADVANCE NOTICE OF BORROWING

            The undersigned, a duly authorized signatory of the undersigned borrower (the "BORROWER"), hereby certifies to Landesbank Hessen-Thuringen Girozentrale (the "PRIMARY LIQUIDITY PROVIDER"), with reference to the Revolving Credit Agreement (2002-1G-1) dated as of March 25, 2002, between the Borrower and the Primary Liquidity Provider (the "LIQUIDITY AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of the Final Advance by the Primary Liquidity Provider to be used for the funding of the Class G-1 Cash Collateral Account in accordance with Section 3.6(i) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Termination Notice from the Primary Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on ____________, ____. The Final Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of
      account number [   ], reference [        ].

            (3) The amount of the Final Advance requested hereby (i) is $_________________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class G-1 Cash Collateral Account in accordance with Section 3.6(i) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class G-1 Certificates, or principal of, or interest or premium on, the Class G-2 Certificates, the Class H Certificates, the Class I Certificates or the Class J Certificates, (iii) was computed in accordance with the provisions of the Class G-1 Certificates, the Class G-1 Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class G-1 Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(i) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance [and that such Base Rate Advance be converted into a LIBOR Advance on the third Business Day following your receipt of this notice.]<F1>

            The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Primary Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Primary Liquidity Provider of the Final Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

            IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                        WILMINGTON TRUST COMPANY,
                                          not in its individual capacity but
                                          solely as Subordination Agent,
                                          as Borrower


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


-------------------
<F1>
Bracketed language may be included at Borrower's option.

                 SCHEDULE I TO FINAL ADVANCE NOTICE OF BORROWING

          [Insert copy of computations in accordance with Final Advance
                              Notice of Borrowing]

                                                                      ANNEX V TO
                                                      REVOLVING CREDIT AGREEMENT

                              NOTICE OF TERMINATION

                                        [Date]

Wilmington Trust Company,
  as Subordination Agent, as Borrower
Rodney Square North
1100 North Market Square
Wilmington, DE 19890-0001

Attention:  Corporate Trust Administration

         Revolving Credit Agreement dated as of March 25, 2002 between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines Pass Through Trust, 2002-1G-1-[O/S], as Borrower, and Landesbank Hessen-Thuringen Girozentrale (the "LIQUIDITY AGREEMENT")

Ladies and Gentlemen:

You are hereby notified that pursuant to Section 6.01 of the Liquidity Agreement, by reason of the occurrence of a Liquidity Event of Default and the existence of a Performing Note Deficiency (each as defined therein), we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined therein) under such Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Final Advance under the Liquidity Agreement pursuant to Section 3.6(i) of the Intercreditor Agreement (as defined in the Liquidity Agreement) as a consequence of your receipt of this notice.

            THIS NOTICE IS THE "NOTICE OF TERMINATION" PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

                                       Very truly yours,

                                       LANDESBANK HESSEN-THURINGEN GIROZENTRALE
                                         as Primary Liquidity Provider


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


cc:   Wilmington Trust Company,
         as Class G-1 Trustee

                                                                     ANNEX VI TO
                                                      REVOLVING CREDIT AGREEMENT

                    NOTICE OF REPLACEMENT SUBORDINATION AGENT

[Date]
Attention:

         Revolving Credit Agreement dated as of March 25, 2002, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines Pass Through Trust, 2002-1G-1-[O/S], as Borrower, and Landesbank Hessen-Thuringen Girozentrale (the "LIQUIDITY AGREEMENT")

Ladies and Gentlemen:

            For value received, the undersigned beneficiary hereby irrevocably transfers to:

                         ------------------------------
                              [Name of Transferee]


                         ------------------------------
                             [Address of Transferee]

all rights and obligations of the undersigned as Borrower under the Liquidity Agreement referred to above. The transferee has succeeded the undersigned as Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 8.1 of the Intercreditor Agreement.

            By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights and obligations as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

            We ask that this transfer be effective as of _______________, ____.

                                       WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Subordination Agent,
                                         as Borrower


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE 1


* Subject to adjustment in accordance with the Following
Business Day Convention (as defined in the Class G-1
Above Cap Liquidity Facility)

      BEGINNING OF INTEREST PERIOD*              CAPPED LIBOR
               Mar 26, 2002                           7.00%
               May 15, 2002                           7.05%
               Aug 15, 2002                           7.15%
               Nov 15, 2002                           7.15%
               Feb 15, 2003                           7.25%
               May 15, 2003                           7.25%
               Aug 15, 2003                           7.40%
               Nov 15, 2003                           7.40%
               Feb 15, 2004                           7.60%
               May 15, 2004                           7.60%
               Aug 15, 2004                           7.85%
               Nov 15, 2004                           7.85%
               Feb 15, 2005                           8.15%
               May 15, 2005                           8.15%
               Aug 15, 2005                           8.50%
               Nov 15, 2005                           8.50%
               Feb 15, 2006                           8.90%
               May 15, 2006                           8.90%
               Aug 15, 2006                           9.35%
               Nov 15, 2006                           9.35%
               Feb 15, 2007                           9.85%
               May 15, 2007                           9.85%
               Aug 15, 2007                          10.35%
               Nov 15, 2007                          10.35%
               Feb 15, 2008                          10.85%
               May 15, 2008                          10.85%
               Aug 15, 2008                          11.40%
               Nov 15, 2008                          11.40%
               Feb 15, 2009                          12.10%
               May 15, 2009                          12.10%
               Aug 15, 2009                          12.65%
               Nov 15, 2009                          12.65%
               Feb 15, 2010                          13.35%
               May 15, 2010                          13.35%
               Aug 15, 2010                          14.10%
               Nov 15, 2010                          14.10%

               Feb 15, 2011                          14.75%
               May 15, 2011                          14.75%
               Aug 15, 2011                          15.00%
               Nov 15, 2011                          15.00%
               Feb 15, 2012                          15.00%
               May 15, 2012                          15.00%
               Aug 15, 2012                          15.00%
               Nov 15, 2012                          15.00%
               Feb 15, 2013                          15.00%
               May 15, 2013                          15.00%
               Aug 15, 2013                          15.00%